QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Zions Bancorporation of our report dated March 10, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Amegy Bancorporation Inc. (formerly Southwest Bancorporation of Texas, Inc.), which appears in the Current Report on Form 8-K/A of Zions Bancorporation dated February 14, 2006.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 31, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM